                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO. N/A )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:                        [ ] Confidential,for Use of
   [ ]Preliminary proxy statement                     the Commission Only (as
   [X]Definitive proxy statement                      permitted by Rule 14a-6(e)
   [ ]Definitive additional materials                 (2)
   [ ]Soliciting material pursuant to Rule
      14a-11(c) or Rule 14a-12



                      THE PB FINANCIAL SERVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

  [X]    No fee required

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)   Total fee paid:
--------------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:
--------------------------------------------------------------------------------
      (2)   Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
      (3)   Filing Party:
--------------------------------------------------------------------------------
      (4)   Date Filed:
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 29, 2003

To the Shareholders of The PB Financial Services Corporation:


The Annual Meeting of Shareholders of The PB Financial Services Corporation (the "Company") will be on Tuesday, April 29, 2003 at 4:30 p.m. at The Peachtree Bank, 9570 Medlock Bridge Road, Duluth, Georgia, for the following purposes:

(1) To reelect the three current Class II members of the Board of Directors to serve a three-year term expiring at the 2006 Annual Meeting of Shareholders, and upon the election and qualification of their successors;

(2) To approve an amendment to The Peachtree Bank 1998 Stock Option Plan which would increase the number of shares of the Company's common stock reserved for issuance under the Plan from 100,000 shares to 200,000 shares and to extend the Company's commitment to issue shares of its common stock upon exercise of the options that may be issued under the Plan; and

(3) To transact other business as may properly come before the meeting or any adjournments thereof.


The Board of Directors has fixed the close of business on March 14, 2003, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting.

TO ENSURE THE GREATEST NUMBER OF SHAREHOLDERS WILL BE PRESENT EITHER IN PERSON OR BY PROXY, WE ASK THAT YOU MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. If you attend the meeting in person, you may revoke your proxy at the meeting and cast your vote in person. You may revoke your proxy at any time before the proxy is exercised.

                                    By Order of the Board of Directors,



                                    Kelly J. Johnson
                                    Corporate Secretary

April 2, 2003

THE PB FINANCIAL SERVICES CORPORATION
9570 Medlock Bridge Road
Duluth, Georgia   30097
(770) 814-8100


--------------------------------------------------------------------------------
                     PROXY STATEMENT FOR 2003 ANNUAL MEETING
--------------------------------------------------------------------------------
                                  INTRODUCTION

The Board of Directors of The PB Financial Services Corporation (the "Company") is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, April 29, 2003, and at any adjournments thereof. In addition to this solicitation by mail, the officers and employees of the Company and its wholly-owned subsidiary, The Peachtree Bank (the "Bank"), without additional compensation, may solicit Proxies in favor of the Proposal, if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward Proxy solicitation material to the beneficial owners of the shares, where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The Company will bear the costs of solicitation of Proxies for the Annual Meeting.

This Proxy Statement and the proxy card are first being mailed to shareholders on or about April 2, 2003. If the enclosed proxy card is properly executed, returned, and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the proxy card is signed and returned but specifications are not made, the proxy will be voted FOR the reelection of the nominees to the Board of Directors and FOR the amendment to The Peachtree Bank 1998 Stock Option Plan which would increase the number of shares reserved for issuance under the Plan and would extend the Company's commitment to issue shares of its common stock upon exercise of the options that may be issued under the Plan. The Board of Directors of the Company is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies will be voted by the persons named in the proxies in accordance with their best judgement.

You can revoke your proxy at any time before it is voted by delivering to Kelly
J. Johnson, Corporate Secretary of the Company, at the main office of the Company, either written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

                          RECORD DATE AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 14, 2003 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting. As of the close of business on the record date, the authorized common stock, $5.00 par value (the "Common Stock"), of the Company consisted of 10,000,000 shares, with 942,176 shares issued and outstanding. Each issued and outstanding share is entitled to one vote.

Directors are elected by plurality of the shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

Approval of the amendment to The Peachtree Bank Stock Incentive Plan and of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Annual Meeting.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with each class as nearly equal in number as possible. The three classes of directors have staggered terms, so that the terms of only approximately one-third of the Board expires at each Annual Meeting of Shareholders and each director serves a three-year term. The current Class II directors, Charles L. Douglas, Dexter R. Floyd, J. Edwin Howard and John J. Howard have been nominated for reelection.

The Board proposes that the current Class II directors be reelected as directors of The PB Financial Services Corporation to serve an additional three-year term ending in 2006, and upon the qualification and election of their successors. If any of these nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated. To be elected, a director nominee must receive more votes than any other nominee for the same seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.

The table below sets forth for each director nominee (a) the person's name, (b) his age at January 1, 2003, (c) the year he was first elected as a director, and
(d) his position with The PB Financial Services Corporation other than a director and his other business experience for the past five years.

                                DIRECTOR NOMINEES

                                    CLASS II
                    TO SERVE A TERM OF THREE YEARS UNTIL 2006


                                            Year
                                            First         Principal
Name                         Age            Elected       Occupation
----                         ---            -------       ----------
Charles L. Douglas           78             1999          Director of The PB Financial
                                                          Services Corporation
                                                          and Insurance Agent/Retired

Dexter R. Floyd              56             1999          Director of The PB Financial
                                                          Services Corporation and
                                                          Direct Mail Advertising/Printing

J. Edwin Howard              74             1999          Director of The PB Financial
                                                          Services Corporation
                                                          and Retired

John J. Howard               43             1999          Chairman of the Board of
                                                          The PB Financial Services
                                                          Corporation and Retail/Hardware







                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                        YOU VOTE FOR THE ELECTION OF THE
                           FOUR NOMINEES NAMED ABOVE.

                              CONTINUING DIRECTORS

The following persons are directors in the classes with terms expiring in 2004 and 2005.

                                    CLASS III
                              TERM EXPIRES IN 2004

J. Stephen Hurst             53             1999          Director of The PB Financial
                                                          Services Corporation
                                                          and Insurance Agent

Charles A. Machemehl, III    45             1999          Director of The PB Financial
                                                          Services Corporation
                                                          and Orthodontist

J. Paul Maggard              41             1999          Director of The PB Financial
                                                          Services Corporation
                                                          and Restaurateur

Monty G. Watson              44             1999          Chief Executive Officer,
                                                          President, and Director of The PB
                                                          Financial Services Corporation

                                     CLASS I
                              TERM EXPIRES IN 2005

Robert Cheeley               45             1999          Director of The PB Financial
                                                          Services Corporation
                                                          and Attorney/Retired


Daniel B. Cowart             44             1999          Director of The PB Financial
                                                          Services Corporation
                                                          and Real Estate Developer


Paul D. Donaldson            56             1999          Director of The PB Financial
                                                          Services Corporation and Real Estate
                                                          Developer

                      MEETINGS AND COMMITTEES OF THE BOARD

During the year ended December 31, 2002, the Board of Directors of the Company had eight meetings. All incumbent directors attended at least 75% of the meetings.

Additionally, during the year ended December 31, 2002, the Board of Directors of the Bank held 12 meetings. The directors of the Bank are the same as those of the Company. The Board of Directors of the Bank has established an Audit Committee, which reviews the annual report and internal report of the independent public accountants. The Audit Committee members are Charles L. Douglas, Paul D. Donaldson, Dexter R. Floyd, and J. Edwin Howard. Each of these members meets the requirements for independence as defined by the National Association of Securities Dealers, Inc. listing standards. The Audit committee held four meetings during the year ended December 31, 2002.

Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Company's 2002 audited consolidated financial statements.

- The Audit Committee has reviewed and discussed the 2002 audited consolidated financial statements with management;

- The Audit Committee has discussed with the independent auditors, Porter Keadle Moore, LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the consolidated financial statements;

- The Audit Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor's independence from the corporation and its related entities) and has discussed with the auditors the auditors' independence; and

- Based on review and discussions of the 2002 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the 2002 audited consolidated financial statements be included in the Annual Report on Form 10-KSB.

March 25, 2003

Audit Committee:  Charles L. Douglas
                  Paul D. Donaldson
                  Dexter R. Floyd
                  J. Edwin Howard

The Board of Directors of the Company has no compensation or nominating committees. The Board of Directors will consider shareholders' nominations of individuals to serve as directors if information concerning such nominees, including the person's name and a description of his or her qualifications are furnished in writing to the Chairman of the Board of the Company, John J. Howard, The PB Financial Services Corporation, 9570 Medlock Bridge Road, Duluth, Georgia 30097.

                        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                              DIRECTOR COMPENSATION

In 2002, each director received $500 for each meeting of the Board of Directors of the Bank and $250 for each meeting of the Board of Directors of the Company. In July 2002, it was determined that each director would receive an annual retainer of $3,000 payable in monthly installments of $250 beginning July 2002. In addition, each non-employee director received fees of $300 for each Loan Committee, Executive Committee, Investment/ALCO Committee, Audit Committee, Trust Committee or Branch Committee meeting attended for the first half of 2002, increasing to $250 per meeting attended beginning July 2002. A director who is an employee of the Bank receives no fees or other compensation for serving as a member of a Board Committee.

In June 2001, the Bank established a retirement plan with an endorsement split dollar life insurance plan for the members of the Board of Directors. The Director Plan is called the Director Supplemental Retirement Plan -- Defined Contribution and was designed to provide an annual retirement benefit, to be paid to each director upon retirement from the board and a death benefit to be paid to the director's beneficiary upon his or her death. This plan is also designed to provide these benefits with the least risk to the Bank's safety and soundness and at the least possible cost. The plan provides retirement benefits in two ways, with an index formula and with fee deferrals. The index used in the plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Bank keeps the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the director. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid out annually after retirement. These payments will continue for the life of the director. The fee deferral part of the retirement plan is optional. Each director may elect to defer all or a portion of his current director's fees for a five-year period. In addition, deferred fees will be credited with interest at a rate indexed to current market conditions. The Bank's obligations under the retirement plan are unfunded; however, the Bank has purchased life insurance policies on each insurable director that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan's costs at his or her death. The Bank is the sole owner of all of the policies.

The life insurance benefit for each insurable director is being provided by an Endorsement Split Dollar Plan. The Bank endorses 80% of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each participant for payment to the designated beneficiary of that director. The Bank owns the policy and its entire cash surrender value as well as the remainder of the death benefit.

                               EXECUTIVE OFFICERS

Monty G. Watson and Kelly J. Johnson are executive officers of the Company. Mr. Watson has served as President and Chief Executive Officer of the Company since its inception in 1999 and the Bank since its inception in 1998.

Ms. Johnson has served as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company since its inception in 1999, and Senior Vice President, Chief Financial Officer and Chief Operating Officer of the Bank since its inception in 1998. Ms. Johnson is 46 years old.

The following table sets forth certain summary information concerning the compensation paid or granted to the Company's chief executive officer and executive officer who earned more than $100,000 in compensation in fiscal year 2002.

                             CASH COMPENSATION TABLE

                                                                          Other (1)
                                                                           Annual
Name and Principal Position          Year      Salary        Bonus      Compensation
---------------------------          ----      ------        -----      ------------
Monty G. Watson, President and       2002     $176,288     $ 50,000           --
Chief Executive Officer              2001     $171,167     $ 26,000     $  1,563
                                     2000     $160,981           --           --

Kelly J. Johnson, Senior Vice        2002     $103,972     $ 15,000     $  2,036
President and Chief Financial        2001     $ 94,475     $ 15,000     $  1,575
Officer

      (1) Other annual compensation represents amounts the Bank contributed to 401(k) plan in 2001 and 2002 on behalf of the executives named in the Summary Compensation table. The Bank did not make any contributions to the 401(k) plan in 2000.

Information with respect to certain perquisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure.

In June 2001, the Bank established a retirement plan with an endorsement split dollar life insurance plan in which the executives named in the Summary Compensation table participate called the Executive Supplemental Retirement Plan -- Defined Contribution, designed to provide an annual retirement benefit that will grow on a tax-deferred basis. These benefits, when added to the retirement benefits that will be provided by the Bank's qualified plan and social security, will provide the executives with benefit levels comparable to other Bank employees when measured as a percentage of salary at the time of retirement. This plan is also designed to provide these benefits with the least risk to the Bank's safety and soundness and at the least possible cost. The plan provides retirement benefits in two ways, with an index formula and with salary deferrals. The index used in the plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Bank keeps the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the executive. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid out annually after retirement. These payments will continue for the life of the executive. The salary deferral part of the retirement plan is optional. The executive may elect to defer all or a portion of his current salary for a five-year period. In addition, the deferred salary will be credited with interest at a rate indexed to current market conditions. The Bank's obligations under the retirement plan are unfunded; however, the Bank has purchased life insurance policies on the executives that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan's costs at his or her death. The Bank is the sole owner of the policies. The life insurance benefit for each executive is being provided by an Endorsement Split Dollar Plan. The Bank endorses 80% of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each participant for payment to the designated beneficiary of that executive. The Bank owns the policy and its entire cash surrender value as well as the remainder of the death benefit.

The following table contains, with respect to the persons named in the Summary Compensation table, information concerning the number of PB Financial Services Corporation stock options held, the number currently exercisable, and the value of the exercisable options. On October 20, 1998, The Peachtree Bank granted Mr. Watson an option to purchase 20,000 shares and granted Ms. Johnson an option to purchase 5,000 shares of The Peachtree Bank common stock, with all shares being exercisable on the date of grant. Upon the reorganization of the Bank to a holding company structure, each option to purchase one share of The Peachtree Bank common stock was converted into an option to purchase one share of The PB Financial Services Corporation common stock. On May 16, 2000, The PB Financial Services Corporation granted Mr. Watson an option to purchase 8,000 shares and granted Ms. Johnson an option to purchase 2,500 shares of The PB Financial Services Corporation common stock. On July 1, 2002, The PB Financial Services Corporation granted Mr. Watson an option to purchase 12,000 shares and granted Ms. Johnson an option to purchase 3,500 shares of The PB Financial Services Corporation common stock.

                          FISCAL YEAR-END OPTION VALUES

                                                         Value of Unexercised
                        No. of Unexercised                   In-the-Money
                        Options at 12/31/02              Options at 12/31/02
Name                # Exercisable/Unexercisable      # Exercisable/Unexercisable
----                ---------------------------      ---------------------------
Monty G. Watson              23,200/16,800                $83,752/$60,648
Kelly J. Johnson               6,000/5,000                $21,660/$18,050


At December 31, 2002, the per share market value of the Company's common stock ($13.61 per share), exceeded the per share exercise price of $10.00 of the options. Fair market value is based on the final trade of 2002.

                              CERTAIN TRANSACTIONS

The PB Financial Services Corporation's directors and principal officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with The Peachtree Bank and are expected to continue these relationships in the future. In the opinion of The Peachtree Bank's management, the extensions of credit made by The Peachtree Bank to such individuals, companies and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

                 OWNERSHIP OF PB FINANCIAL SERVICES COMMON STOCK

MANAGEMENT STOCK OWNERSHIP

The following table presents information about each of the directors and executive officers of The PB Financial Services Corporation and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of The PB Financial common stock is based upon "beneficial ownership" concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.


                                         Number of Shares             Percent
                                         Beneficially Owned at        Of
Name                                     The Record Date              Class (%)
----                                     ---------------              ---------
(A)     DIRECTORS

Robert D. Cheeley                        67,602 (1)                   5.92%

Daniel B. Cowart                         64,663 (2)                   5.66%

Paul D. Donaldson                        51,502 (3)                   4.51%

Charles L. Douglas                       18,482 (4)                   1.62%

Dexter R. Floyd                          70,760 (5)                   6.19%

J. Edwin Howard                          17,636 (6)                   1.54%

John J. Howard                           56,374 (7)                   4.93%

J. Stephen Hurst                         21,309 (8)                   1.86%

Charles Machemehl, III                   53,639 (9)                   4.69%

J. Paul Maggard                          66,180 (10)                  5.79%

Monty G. Watson                          44,376 (11)                  3.88%

(B)EXECUTIVE OFFICER

Kelly J. Johnson                          8,845 (12)                   .77%

(C)EXECUTIVE OFFICERS AND DIRECTORS
AS A GROUP (12 PERSONS)                 541,368                      47.37%

--------------------------------------------------------------------------------

1) Consists of 27,348 shares held by Cheeley Investments, 7,347 shares held in the RDC Family Trust and 10,000 shares held by Mr. Cheeley's spouse, as to which beneficial ownership is shared; also includes option to purchase 22,907 shares of The PB Financial Services Corporation common stock.

2) Includes 11,756 shares held by Mr. Cowart's spouse as custodian for their minor children, as to which beneficial ownership is shared; also includes option to purchase 22,907 shares of The PB Financial Services Corporation common stock.

3) Includes 2,420 shares held by Mr. Donaldson's spouse in an IRA plan, 500 shares held by Mr. Donaldson's spouse and 9,847 shares held by Con-Structural Enterprises, Inc. to which beneficial ownership is shared; also includes option to purchase 18,035 shares of The PB Financial Services Corporation common stock.

4) Includes 500 shares held by Mr. Douglas' spouse as to which beneficial ownership is shared; also includes option to purchase 7,982 shares of The PB Financial Services Corporation common stock.

5) Includes of 2,836 shares held by Mr. Floyd's spouse and 5,672 shares held by Mr. Floyd's adult children as to which beneficial ownership is shared; also includes option to purchase 18,707 shares of The PB Financial Services Corporation common stock.

6) Includes option to purchase 7,636 shares of The PB Financial Services Corporation common stock.

7) Includes 1,000 shares held by Mr. Howard's spouse and 800 shares held by Mr. Howard's spouse as custodian for their minor children; also includes option to purchase 21,227 shares of The PB Financial Services Corporation common stock.

8) Includes 5,000 shares held in Mr. Hurst's IRA plan; also includes option to purchase 7,636 shares of The PB Financial Services Corporation common stock.

9) Includes option to purchase 15,271 shares of The PB Financial Services Corporation common stock.

10) Includes 900 shares held by Mr. Maggard as custodian for his minor children; also includes option to purchase 15,890 shares of The PB Financial Services Corporation common stock.

11) Includes 7,100 shares held in Mr. Watson's IRA plan and 2,055 shares held by Mr. Watson as custodian for his minor children; also includes 11,021 shares held jointly by Mr. Watson's spouse and father-in-law as to which beneficial ownership is shared; also includes option to purchase 23,200 shares of The PB Financial Services Corporation common stock.

12) Consists of 2,845 shares held in Ms. Johnson's IRA plan; also includes option to purchase 6,000 shares of The PB Financial Services Corporation common stock.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10% of the Company's outstanding Common Stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the reports they file.

To the Company's knowledge, based solely upon a review of copies of Reports of Beneficial Ownership and Changes in Beneficial Ownership furnished to it and representations that no other reports were required, its directors, executive officers, and greater than ten percent shareholders have complied with applicable Section 16(a) filing requirements.

              PROPOSAL 2 - APPROVAL RELATING TO THE PEACHTREE BANK
                             1998 STOCK OPTION PLAN

The Peachtree Bank 1998 Stock Option Plan (the "Stock Option Plan") was established in 1998. On July 15, 1999, the Bank and PB Financial Services Corporation (the "Company") entered into a Plan of Reorganization pursuant to which the Company authorized the Bank to issue shares of the Company's stock pursuant to the exercise of options previously issued by the Bank under the Plan.

The board of directors of the Bank originally reserved 100,000 shares of the Company's common stock for issuance pursuant to awards under the Stock Option Plan. Subject to the approval of the shareholder of the Bank and the shareholders of the Company, the Bank has adopted a Second Amendment to the Stock Option Plan which provides for the reservation of an additional 100,000 shares of the Company's common stock for a total of 200,000 shares, which amount may be further adjusted as provided in the Stock Option Plan. Subject to shareholder approval, the Company approved the Second Amendment extending its commitment to issue shares of the Company's common stock upon exercise of options that may be issued as a result of the increase in shares of the Company's common stock reserved under the Stock Option Plan. At the Annual Meeting, shareholders of the Company will be asked to consider and vote on the approval of the Company's commitment in this regard.

Applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), restrict the Company's ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 421.

The following description of the Stock Option Plan is qualified in its entirety by reference to the applicable provisions of the plan document, as amended.

                         TERMS OF THE STOCK OPTION PLAN

                                 Administration

The Stock Option Plan will be administered by a subcommittee of the board of directors of the Bank whose members are selected by the board of directors (the "Administrative Committee"). The Administrative Committee will consist of at least two members of the board of directors who are not employees of the Company, the Bank or any affiliate of the Company or the Bank. The Administrative Committee has the authority to grant awards under the Stock Option Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Option Plan.

STOCK OPTIONS

The Stock Option Plan permits the Administrative Committee to make awards of options to purchase shares of the Company's common stock to employees of the Company, the Bank and their affiliates. Option awards may be made to employees at the sole discretion of the Administrative Committee. The Stock Option Plan permits the Administrative Committee to grant awards of incentive stock options and non-qualified stock options (collectively, "Stock Options").

The number of shares of common stock as to which any Stock Option is granted and to whom any Stock Option is granted will be determined by the Administrative Committee, subject to the provisions of the Stock Option Plan. Stock Options may be made forfeitable or terminable under the terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Option Plan. Incentive stock options granted under the Stock Option Plan generally are not transferable or assignable during a holder's lifetime.

The Administrative Committee will determine whether a Stock Option is an incentive stock option or a non-qualified stock option at the time the Option is granted, and the Option will be evidenced by a stock option agreement. Stock Options may be made exercisable on terms established by the Administrative Committee, to the extent not otherwise inconsistent with the terms of the Stock Option Plan. In addition, the aggregate fair market value, determined as of the date of the grant, of common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient.

The exercise price of a Stock Option will be set forth in the applicable stock option agreement. The exercise price of an incentive stock option may not be less than the fair market value of the Company's common stock on the date of the grant nor less than 110% of the fair market value if the participant owns more than 10% of the outstanding common stock of the Company or any subsidiary. At the time an incentive stock option is exercised, the Company will be entitled to place a legend on the certificates representing the shares of common stock purchased to identify them as shares of common stock purchased upon the exercise of an incentive stock option. Non-qualified stock options may be made exercisable at a price no less than the fair market value of the Company's common stock on the date that the option is granted. The Administrative Committee may permit payment of an option exercise price in the following ways:

      -     in cash or by check; or

      -     by delivery of previously owned shares

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
The term of a Stock Option will be specified in the applicable stock option agreement. The term of non-qualified stock option may not exceed the earliest of any one of the following dates: (i) ten years from the date of grant; (ii) one year after the holder's termination of employment with the Company, the Bank or any affiliate other than due to disability, death or retirement; (iii) two years after the holder's termination of employment due to disability, death or retirement. In addition, subject to the limitations in the preceding sentence, the Administrative Committee may extend the term of a non-qualified stock option for an additional year without changing the option price. The term of an incentive stock option may not exceed the earliest of (i) ten years from the date of grant (five years if the participant owns more than 10% of the outstanding common stock of the Company or any subsidiary); (ii) three months following the holder's termination of employment other than due to death or disability or (iii) one year after the holder's termination due to death or disability.

                                 Reorganizations

The number of shares of the Company's common stock reserved for issuance under the Stock Option Plan, the number of shares to be issued in connection with the grant of a Stock Option and the exercise price of a Stock Option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without the receipt of consideration.

In the event of specified corporate reorganizations, Stock Options may be assumed, substituted, terminated or otherwise adjusted by the Administrative Committee, provided that the adjustment is not inconsistent with the terms of the Stock Option Plan or any agreement reflecting the terms of a Stock Option. In the event of a dissolution or liquidation of the Company, all stock options (whether vested or not) will terminate.

                            Amendments or Termination

The Stock Option Plan may be amended or terminated by the board of directors of the Bank without shareholder approval, except that any amendment to increase the number of shares reserved or change the class of individuals eligible to participate must be approved by the shareholders. The board of directors also may condition any other amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the board of directors may adversely affect the rights of a holder of a Stock Option without the holder's consent.

                         Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Stock Option Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Option Plan.

                             Incentive Stock Options

A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be a capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the common stock is sold will be taxed as ordinary income. If the Participant sells the shares of common stock for less than the amount he or she paid for the common stock prior to the one or two-year periods indicated above, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

                           Non-Qualified Stock Options

A participant will not recognize income and will not be taxed upon the grant of a non-qualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a non-qualified option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the non-qualified option was exercised.

Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

The Administrative Committee has not yet made any determinations as to which eligible participants will be granted Stock Options under the Stock Option Plan in the future.

SHAREHOLDER APPROVAL

The board of directors of the Company seeks shareholder approval for its commitment to issue an additional 100,000 shares of the Company's common stock upon the exercise of Stock Options under the Stock Option Plan because approval is required as a condition to incentive stock option treatment.

Approval requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present, or represented and entitled to a vote, at the annual meeting. Proxies received which contain no instructions to the contrary will be voted for the approval of the adoption of this proposal.

                        THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR THIS PROPOSAL

                         INDEPENDENT PUBLIC ACCOUNTANTS

Porter Keadle Moore, LLP (PKM) is the accounting firm responsible for preparing an audited report of the Company's financial statements in 2002. A representative from Porter Keadle Moore, LLP is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

The aggregate fees (including related out-of-pocket expenses) billed for professional services rendered by PKM in connection with (i) the audit of the Company's and the Bank's annual financial statements for the December 31, 2002 fiscal year, (ii) its reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year and (iii) related fees and costs were $39,702.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not retain its principal accountant to perform financial information system design or implementation services in 2002.

ALL OTHER FEES
'
In addition to the fees outlined above, PKM billed fees in the amount of $37,797 for additional services, including internal audit procedures and income tax preparation services, rendered during the fiscal year ended December 31, 2002. The Audit Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining PKM's independence.

                              AVAILABLE INFORMATION

A copy of the Company's Annual Report on Form 10-KSB is available upon request (except for the exhibits thereto) without charge. Shareholders may request a copy of the "Form 10-KSB" by contacting Kelly J. Johnson, The PB Financial Services Corporation, 9570 Medlock Bridge Road, Duluth, Georgia, 30097 (Telephone: 770-814-8100).

                              SHAREHOLDER PROPOSALS

Any shareholder proposal submitted for consideration at the next Annual Meeting of Shareholders must be received at the principal offices of the Company not later than December 1, 2003, to be included in the 2004 proxy materials. A shareholder must notify the Company before February 1, 2004 of a proposal in the 2004 Annual Meeting which the shareholder intends to present other than by inclusion in the Company's proxy materials. If the Company does not receive such notice prior to February 1, 2004, proxies solicited by management of the Company will confer discretionary authority upon the management of the Company to vote upon any such matter.

                                  OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental thereto, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

April 2, 2003

                                      PROXY

                      THE PB FINANCIAL SERVICES CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby constitutes and appoints Monty G. Watson and Kelly J. Johnson, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of The PB Financial Services Corporation, which the undersigned would be entitled to vote if personally present at the Annual Shareholders Meeting of The PB Financial Services Corporation to be held at the main office of The Peachtree Bank located at 9570 Medlock Bridge Road, Duluth, Georgia, on Tuesday, April 29, 2003, at 4:30 p.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting") upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, dated April 2, 2003, the receipt of which is acknowledged in the manner specified below.

Proposal 1.    To elect the following persons to serve as directors for a three-year term until the next annual meeting:

Nominees:      Charles L. Douglas, Dexter R. Floyd, J. Edwin Howard and
               John J. Howard.


        [ ] FOR  ALL NOMINEES                [ ] WITHHOLD AUTHORITY TO VOTE
           (EXCEPT AS MAY BE NOTED BELOW)        FOR ALL NOMINEES LISTED ABOVE

To withhold authority to vote for any nominee, write that nominee's name below:

--------------------------------------------------------------------------------


Proposal 2     To amend The Peachtree Bank 1998 Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 100,000 to 200,000 and to extend the Company's commitment to issue shares of its common stock upon exercise of the options that may be issued under the Plan.

               FOR    [ ]        AGAINST [ ]        ABSTAIN [ ]



               In the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ABOVE.

Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:                       , 2003
      -----------------------

                                                   -----------------------
                                                   Signature

                                                   -----------------------
                                                   Signature if held jointly

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE PB FINANCIAL SERVICES CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I _____will _____will not attend the Annual Meeting.